Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2016 Equity Incentive Plan of Foresight Autonomous Holdings Ltd. (the “Company”) of our report dated March 8, 2018 relating to the financial statements of the Company appearing in this Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Member of Deloitte Touche Tohmatsu Limited

Tel Aviv, Israel

February 15, 2019